                                                                     Exhibit 4.3

                           CERTIFICATE OF ELIMINATION

                                       of

                             SERIES B SPECIAL STOCK

                                       of

                          HARRAH'S ENTERTAINMENT, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                          -----------------------------


    Harrah's Entertainment, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 21, 1997.

    "RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors"), the Board of Directors hereby certifies that none of the authorized shares of Series B Special Stock of the Corporation (the "Special Stock") are outstanding and that none of the authorized shares of the Special Stock will be issued subject to the Certificate of Designation, Preferences and Rights of Series B Special Stock of the Corporation filed with the Secretary of State of Delaware on February 5, 1990.

    RESOLVED, FURTHER that upon the effective date of the filing of this Certificate of Elimination, all matters set forth in the Certificate of Designation, Preferences and Rights of Series B Special Stock of the Corporation shall be eliminated from the Corporation's Certificate of Incorporation, as amended."

    IN WITNESS WHEREOF, this Certificate of Elimination is executed on behalf of the Corporation by E. O. Robinson, Jr., its Senior Vice President and General Counsel, this 21st day of February, 1997.



                                       /s/ E. O. Robinson, Jr.
                                       ----------------------------
                                       E. O. Robinson, Jr.
                                       Senior Vice President
                                          and General Counsel




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